Exhibit 10.112

CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Execution Copy

LICENSE AGREEMENT

This LICENSE AGREEMENT (“Agreement”) is made and entered into as of January 4, 2006, (“Effective Date”) by and between CyDex, Inc. (“CyDex” or “Licensor”), a corporation with its principal place of business located at 10513 W. 84th Terrace, Lenexa, Kansas 66214, and PRISM PHARMACEUTICALS, INC. (“Prism” or “Licensee”), a Delaware corporation, with its principal place of business located at 1150 First Ave, Suite 1050, King of Prussia, Pennsylvania, 19406, each a “Party” and together the “Parties.”

WHEREAS, CyDex is the owner of certain patents and rights relating to Captisol-enabled® Amiodarone and certain related compounds, as are further defined below, and;

WHEREAS, Prism desires to obtain an exclusive worldwide license to develop, market, make, have made, use, distribute, offer for sale, sell, import and export products by practicing said patents, and;

WHEREAS, Prism desires to develop said products, without limitation, including but not limited to process development, non-clinical development, clinical development, and manufacture, and;

WHEREAS, CyDex is willing to grant to Prism said license under said patents, subject to the terms and limitations set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which each Party acknowledges, the Parties hereto agree as follows:

1.	DEFINITIONS.

1.1 “Approval” shall mean the first effective date on which sales of a new drug may begin, in accordance with a new drug approval received from FDA.

1.2 “Captisol”® means the [***] -based solubility technology.

1.3 “Captisol”® Supply Agreement” shall have the meaning set forth in Section 10.3.

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1.4 “CyDex” means CyDex, Inc. and any subsidiary or any other entity in which CyDex, Inc., directly or indirectly, owns more than 50% of the voting securities, partnership, or other ownership interest.

1.5 “Confidential Information” shall mean any proprietary, confidential information (whether or not patentable or copyrightable), whether or not so marked, that is not generally known to third parties and that has actual or potential economic value by reason of not being generally known. Confidential Information includes, without limitation, trade secrets, and nonpublic know-how, data, processes, formulas, methods, technology, manufacturing techniques, cost and pricing information, sales and marketing information, and information of third parties held by a Party in confidence. Documents and things containing or embodying Confidential Information are Confidential Information. Confidential Information does not include information that:

(a)	was known to the receiving party, as evidenced by the receiving party’s written records, before receipt from the disclosing party;

(b)	is disclosed to the receiving party by a third person who is under no obligation of confidentiality to the disclosing party hereunder with respect to such information and who otherwise has a right to make such disclosure;

(c)	is or becomes generally known to the public through no fault of the receiving party;

(d)	is independently developed by the receiving party, as established by the receiving party’s contemporaneous written records, without access to or reliance on the other Party’s Confidential Information; or

(e)	is required to be disclosed by law, rule or regulation of any court or regulatory authority of competent jurisdiction; provided, that a Party required to disclose the other Party’s Confidential Information shall notify the other Party as soon as possible and, if requested by the other Party, use reasonable good faith efforts, at its own expense, to assist in seeking a protective order (or equivalent protection) with respect to such disclosure or otherwise take reasonable steps to avoid making such disclosure.

1.6 “Default” shall have the meaning set forth in Section 17.1.3(b).

1.7 “Effective Date” means the date first set forth above.

1.8 “Encumbrance” means any mortgage, charge, lien, security interest, easement, right of way, pledge or encumbrance of any nature whatsoever.

1.9 “FDA” means the U.S. Food and Drug Administration.

1.10 “FDA Communication” shall mean any communication or inquiry to or from the FDA related to the Product Intellectual Property or Licensed Products, including but not limited to communications which are verbal, electronic, written, formal submissions, chronological files and any other record of any communication.

1.11 “Fees” shall have the meaning set forth in Section 9.1.

1.12 “Field of Use” or “Field” means all uses in humans and animals.

1.13 “Force Majeure Event” shall have the meaning set forth in Section 18.13.

1.14 “GAAP” means U.S. generally accepted accounting principles.

1.15 “Governmental Entity” or “Governmental Entities” means any (i) federal, state, local, foreign or international government; (ii) court, arbitral or other tribunal or governmental or quasi-governmental authority of any nature (including any governmental agency, political subdivision, instrumentality, branch, department, official or entity); or (iii) body exercising, or entitled to exercise, any administrative, executive, judicial or legislative, police, regulatory, or taxing authority or power of any nature pertaining to government.

1.16 “IND” means an investigational new drug application, as defined in the United States Federal Food, Drug and Cosmetics Act and the regulations promulgated thereunder, where such application is for a Licensed Product.

1.17 “Indemnified Party” shall have the meaning set forth in Section 15.2.1.

1.18 “Indemnifying Party” shall have the meaning set forth in Section 15.2.1.

1.19 “Knowledge” means actual knowledge.

1.20 “License” shall have the meaning set forth in Section 2.1.

1.21 “Licensed Products” means Captisol-enabled® Amiodarone [***]and all formulations for all uses [***]. A product that is a Licensed Product in any jurisdiction is a Licensed Product in all jurisdictions.

1.22 “Losses” shall have the meaning set forth in Section 15.1.

1.23 “Management Committee” shall have the meaning set forth in Section 3.1.

1.24 “NDA” means a new drug application, as defined in the United States Federal Food, Drug and Cosmetics Act and the regulations promulgated thereunder, where such application is for a Licensed Product.

1.25 “Net Sales” means, for any Royalty Payment Period, the sum of:

1.25.1 gross revenues invoiced by Prism or its authorized sublicensee during the Royalty Payment Period on the first arm’s length sale for commercial use of Licensed Products, whether by Prism or its authorized sublicensee, to an unaffiliated third party (“Product Sales”), less only: (1) normal and customary quantity, trade or cash allowances/discounts, credits or volume discounts given in connection with the sale of Licensed Products; (2) credits actually

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allowed for returns of Licensed Products sold; (3) normal and customary chargebacks, rebates and refunds actually granted and taken; (4) freight and insurance to the extent separately identified on the invoice, (5) sales and other excise taxes and duties related to or in connection with the sale, transportation or delivery of the Licensed Products (taxes assessed against Licensee’s income are not deductible in calculating Net Sales), and (6) uncollectible accounts receivable not to exceed [***]% of gross revenues invoiced during the prior [***] month period, provided that if there is less than [***]month history of invoiced sales, then the multiplier shall be the actual gross revenues invoiced commencing with the first commercial sale. The deductions set forth in the previous subsections 1-6 shall be determined in accordance with GAAP and itemized on the Quarterly Royalty Reports; and

1.25.2 milestones, fees and other consideration paid to Prism by any sublicensee of Prism’s rights under the License during the Royalty Payment Period; provided, however, that this Section 1.26.2 shall not include any amount that is calculated based on Product Sales. By way of example and not limitation, Net Sales shall not include any royalty paid to Prism based on a sublicensee’s Product Sales if Prism also pays a Royalty on the same Product Sales made by such sublicensee.

1.26 “Party” means individually CyDex or Prism, as the context dictates, and “Parties” means collectively, CyDex and Prism.

1.27 “Patent(s)” means any and all patents and patent applications filed in the Territory as of the Effective Date which are owned by or licensed to CyDex with the right to sublicense, and which claim the product known as Captisol-enabled® Amiodarone (and all polymorphs and active metabolites of amiodarone known by CyDex (or its agents) as of the Effective Date) for claimed uses in [***] and the developing, marketing, commercializing, manufacturing, making, having made, using, distributing, selling, offering for sale, importing or exporting thereof; together with all patents that in the future issue therefrom in any country of the Territory, including utility, model and design patents and certificates of invention and all continuations, continuations-in-part, reissues, re-examinations, renewals, extensions, substitutions, confirmations or additions to any such patents and patent applications, extensions, divisionals, improvements as of the Effective Date, ancestors, descendents and foreign counterparts of any of the foregoing, whether or not pending on the Effective Date, and including, without limitation, any other application (U.S. or foreign) claiming priority from or through any of the foregoing. For the avoidance of doubt, the Patents include, as of the Effective Date, but are not limited to, the patents and patent applications set forth on Exhibit A.

1.28 “Person” means any individual, corporation, partnership, limited liability company, joint venture, trust, business association, organization, governmental entity, or other entity, including any successor or assigns (by merger or otherwise) of any such entity.

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1.29 “Prism” means Prism, and any, subsidiary or any other entity in which Prism owns, directly or indirectly, more than 50% of the voting securities, partnership, or other ownership interest.

1.30 “Product Copyrights” means all registered and unregistered copyrights which are owned by, controlled by or licensed to CyDex with the right to sublicense as of the Effective Date or acquired by CyDex during the Term related to the Licensed Products in the Field in the Territory, including both published works and unpublished works.

1.31 “Product Intellectual Property” means the Product Technology, Patents, the Product Trademarks, and the Product Copyrights.

1.32 “Product Medical Materials” means any of the following: (i) all adverse event reports related to the Licensed Products, including any correspondence with the FDA, reports or other documents relating thereto, (ii) all data, information and files relating to the adverse· experiences relating to the Licensed Products and (iii) all medical responses relating to the Licensed Products, and written, telephone and personal contact inquiries relating to the Licensed Products.

1.33 “Product Sales” shall have the meaning set forth in Section 1.26.

1.34 “Product Technology” means, in all cases which are owned by, controlled by or licensed to CyDex with the right to sublicense as of the Effective Date or acquired by CyDex during the Term, all inventions (patentable or unpatentable) regardless of whether patent rights have yet been obtained or applied for, Specifications, technical data, clinical data, know-how, research and development information, knowledge and other information, whether in existence on the Effective Date or in the future related to, or are desirable for, or are necessary or useful for the development, manufacture, formulation, reformulation, packaging, testing, marketing, use, distribution, commercialization, offer for sale, sale, import and export of the Licensed Products in the Field in the Territory, but excluding any common industry practice, process or procedure.

1.35 “Product Trademarks” means all of CyDex’s trademarks (whether registered or unregistered) in the Territory related to any Licensed Product that are owned by, controlled by or licensed to CyDex with the right to sublicense as of the Effective Date or acquired by CyDex during the Term, including but not limited to those trademarks set forth on Exhibit B.

1.36 “Quarterly Royalty Reports” shall have the meaning set forth in Section 9.4.2.

1.37 “Registrations” shall mean all the pending, withdrawn and/or approved applications, including but not limited to INDs, NDAs and orphan drug applications and designations, registrations and approvals for each of the Licensed Products currently in the name of CyDex and filed with the FDA or any other Regulatory Authority, including all information therein, each as more particularly described in Exhibit C.

1.38 “Regulatory Authority” shall mean any Governmental Entity in any country of the Territory competent to approve pharmaceutical products for manufacturing, marketing, distribution and sale in any country of the Territory and/or to approve the price for pharmaceutical products to be sold in any country of the Territory.

1.39 “Royalties” or “Royalty” shall have the meaning set forth in Section 9.2.

1.40 “Royalty Payment Period” shall have the meaning set forth in Section 9.4.1.

1.41 “Specifications” shall mean the specifications, formulations, recipes and manufacturing instructions for Licensed Products as known at the Effective Date and from time to time during the Term changed, altered, amended or repealed.

1.42 “Term” shall have the meaning set forth in Section 2.3 below.

1.43 “Termination Date” shall have the meaning set forth in Section 17.1.2.

1.44 “Territory” is worldwide.

1.45 “U.S.” means the United States of America.

2.	LICENSE.

2.1 License Grant. Subject to the terms and limitations of this Agreement, CyDex grants to Prism a sole and exclusive license, with the right to grant sublicenses, under the Product Intellectual Property, to develop, market, manufacture, make, have made, use, distribute, commercialize, sell, offer to sell, import and export the Licensed Products (the “License”) in the Field of Use and throughout the Territory.

2.2 Nature of Exclusivity. This license grant is exclusive even against CyDex, except that CyDex remains free to practice the Patents in the course of rendering goods or services to Prism or any of Prism’s successors, assigns, licensees or customers in accordance with Prism exercising its rights under this License.

2.3 Term. Unless terminated in accordance with this Agreement, this License shall commence as of the Effective Date and shall remain in force and effect in perpetuity (“Term”).

2.4 Right to Sublicense. Prism has the right to sublicense, in whole or in part, its rights under the License; provided that each sublicense shall include terms and provisions which protect CyDex’s rights and interests substantially to the extent provided in Section 6.1, Article 8, Article 14, and Section 17.2.2(b) of this Agreement.

3.	MANAGEMENT COMMITTEE.

3.1 The Parties shall establish a committee of up to six (6) of members which shall be designated and agreed upon in writing by each of Prism and CyDex and each of whom shall be senior executives of or experienced professional counsel to the appointing Party, provided that such professional counsel is (a) bound to protect the confidentiality of the Confidential Information of the other Party at least to the extent provided in Article 14 and (b) obligated to assign to the appointing Party any intellectual property developed in the course of its relationship with the appointing Party which shall be further assigned, if necessary, and owned in accordance with Article 6 (the “Management Committee”). The Parties shall work through the Management Committee to address issues related to obtaining legal and regulatory approvals for the Licensed

Products. The initial Management Committee is set forth on Schedule 3.1. At any time, a Party may replace one or more of its designees to the Management Committee by written notice to the other Party. The Management Committee shall meet quarterly (or more frequently as deemed necessary by the Management Committee), in a location or by telephone as mutually agreed by the Parties, to share information on the status of the development and commercialization of the Products in the Field in the Territory. The location of the meetings shall take place at Prism’s principal office location. The Management Committee shall also discuss any requests by Prism for assistance from CyDex pursuant to this Agreement.

4.	DATA DELIVERY AND TRANSFER OF SPONSORSHIP.

4.1 Data Delivery. CyDex shall deliver to Prism no later than [***] days after the Effective Date a copy of all books and records, then in CyDex’s possession, control or use, related to the Product Medical Materials, the Product Intellectual Property and FDA Communication, including but not limited to, back up files and materials, relating to regulatory filing and compliance, and the research, development, pre-clinical and clinical studies (including pending, completed and discontinued studies), testing, analysis, marketing, use, off-label use, sale or distribution of the Licensed Products. Such books and records shall be catalogued and identified appropriately by CyDex and delivered to Prism in a complete and orderly fashion, accompanied by a master list identifying the name and contents of each individual file.

4.2 Transfer of Sponsorship. Cydex shall promptly after the Effective Date send written notice as reasonably requested by Prism to the FDA transferring the sponsorship of the Registrations to Prism and Prism shall promptly after the Effective Date send written notice, as reasonably requested by CyDex or at its own discretion, to the FDA assuming all obligations thereunder, and such notices shall have an effective date that is approximately [***] days after the Effective Date (or such other date as may be agreed to by the Parties). CyDex shall reasonably assist Prism with the preparation and filing of all amendments to INDs, NDAs and orphan drug designations related to the Licensed Products. The Parties shall coordinate with one another and shall send such notices simultaneously, and each Party shall deliver a copy of its FDA notice to the other Party. CyDex shall promptly furnish to Prism the Registrations, to the extent not previously transferred, and the books and records relating thereto.

5.	PRISM’S RESPONSIBILITIES; CYDEX ASSISTANCE; MANUFACTURING AGREEMENT.

5.1 Prism’s Responsibilities.

5.1.1 Prism shall be solely responsible for, exercising commercially reasonable discretion, the developing, marketing, offering for sale, sale, advertising, promotion, distribution, making, having made, manufacturing, exporting, importing, and all other exploitation of the Licensed Products in the Territory.

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5.1.2 Prism shall have the sole and absolute discretion to develop the Licensed Products for purposes of obtaining regulatory approvals and commercializing and selling the Licensed Products in the Field in the Territory, subject to commercially reasonable efforts and compliance with the terms and conditions of this Agreement and applicable Laws, rules and regulations. Except as otherwise set forth in this Agreement, Prism shall bear all expenses it incurs with respect to its development of the Licensed Products after the Effective Date.

5.1.3 Prism shall be responsible for obtaining, at its own expense, all applicable legal and regulatory approvals for the Licensed Products, including but not limited to all FDA and other Regulatory Authority permits and approvals, in all jurisdictions in which Prism seeks to make, use or sell the Licensed Products.

5.1.4 During the Term, Prism will be responsible for ongoing safety monitoring of the Licensed Products and for regulatory compliance of the Licensed Products, the NDA and the IND.

5.2 CyDex Assistance. If Prism reasonably requests (through the Management Committee or otherwise) that CyDex provide assistance to Prism’s preparation and filing of any document or other information with the FDA or any other Regulatory Authority of filings required to be filed by Prism for the development, commercialization, manufacture, marketing, distribution, offer for sale, sale, import or export of the Licensed Products, then CyDex shall provide such assistance to Prism. CyDex will assist Prism throughout the Term with FDA submissions and information regarding the Licensed Products to the medical community, customers, manufacturers and as otherwise necessary for Prism to develop, commercialize, manufacture, market, distribute, offer for sale, sell, import, export and/or sublicense the Licensed Products. Such assistance shall include CyDex’s providing Prism with CyDex’s expertise and reasonable access to CyDex’s employees, consultants and agents, subject to their availability which shall be reasonably provided.

5.3 Manufacturing Agreement. Prism will be responsible for the identification and selection of one or more manufacturers for the Licensed Products. CyDex will use its commercially reasonable efforts to assist Prism in the transfer to the selected manufacturer(s) of the process and other Product Intellectual Property necessary to manufacture the Licensed Products. The ultimate selection of any manufacturer and the negotiation of any manufacturing supply agreement with such manufacturer shall be in the sole right and discretion of Prism.

6.	PATENT MANAGEMENT.

6.1 Marking. Prism shall ensure that the Licensed Products, and all packaging and labeling therefor, as well as all promotional, marketing, and advertising material associated with the Licensed Products, as applicable, bear forms of patent notice and marking meeting the requirements of the applicable jurisdiction(s) and reasonably acceptable to CyDex. Prism shall provide samples of the foregoing to CyDex upon request

6.2 Prosecution and Maintenance of Patents as of the Effective Date. CyDex shall retain ownership of all Patents, subject to this License, that CyDex owns on the Effective Date and CyDex shall continue prosecution of all patent applications related to the Licensed

Products that are pending as of the Effective Date and shall pay all costs associated therewith. CyDex shall promptly inform Prism of any actions regarding the prosecution of all such patent applications. [***] and [***] by [***] the [***] of [***], [***] have [***] with respect to [***].

6.3 Maintenance of Patents after the Effective Date.

6.3.1 [***] be [***] for and [***] and [***] with the [***] of the [***] the [***]. During the Term, CyDex shall not abandon any of the Patents without first providing prior written notice to Prism of such intention to abandon (which notice shall, in any event, be given no later than [***] days prior to the next deadline for any action that may be taken with respect to the Patent in the relevant patent office) and such Patent shall be assigned by CyDex to Prism, at Prism’s option.

6.3.2 During the Term, Prism shall have the right, in its sole and absolute discretion with respect to any determination, to secure patent protection for any intellectual property, arising out of the License, invented or created by Prism or on its behalf (and assigned or assignable to it).

6.3.3 With respect to any patent application filed after the Effective Date, Prism shall be responsible for and pay the costs of prosecution and maintenance of all such Patents. Prism may elect, in its sole and absolute discretion, to discontinue or forgo the prosecution or maintenance of any Patent. Should Prism so elect, Prism shall give written notice in advance of Prism taking any such action (which notice shall, in any event, be given no later than [***] days prior to the next deadline for any action that may be taken with respect to the Patent in the relevant patent office) to CyDex. CyDex shall then have the right, in its sole and absolute discretion, to maintain or prosecute such Patent.

6.4 Intellectual Property Ownership. Any inventions relating to the Licensed Products made during the Term shall be owned by the inventor and joint inventions shall be owned equally by all inventors, in each case determined by rules of inventorship under United States patent law, or as is otherwise determined by the Parties’ written agreement. All such inventions arising from any activity conducted by the Parties under this Agreement and associated intellectual property shall be assigned to Prism, at its option, by CyDex (or its agents). The parties agree to obtain such assignments of these inventions from the inventors as are necessary to satisfy their respective obligations under this Section 6.4.

7.	ENFORCEMENT AND DEFENSE OF PATENTS.

7.1 Notification. Each Party agrees to promptly notify the other Party of their knowledge of any actual or suspected third-party infringement or violation of any of the Patents

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or other Product Intellectual Property, as well as of any claim, demand, invitation to license or other third-party challenge to the Patents or other Product Intellectual Property.

7.2 Enforcement.

7.2.1 Prism is solely responsible, in its sole and absolute discretion, and at its sole expense, for the enforcement and defense of any patent or intellectual property rights that it owns, including but not limited to patent and other intellectual property interests created by it or on its behalf (and assigned or assignable to it) pursuant to this Agreement.

7.2.2 With respect to the Product Intellectual Property licensed to Prism hereunder, except as is provided herein to the contrary, Prism shall be solely responsible for the enforcement and defense of such Product Intellectual Property, at its sole expense, during the Term. Notwithstanding the foregoing: (a) CyDex agrees to be joined as a party plaintiff, at Prism’s request and as is reasonably required to pursue an enforcement action; (b) counsel selected by Prism shall be reasonably acceptable to CyDex; (c) Prism shall give CyDex prompt notice that an infringement or other action has been commenced concerning any of the Product Intellectual Property, an opportunity to review and approve in advance any demand, cease and desist letter or invitation to license, and if commercially practical, at least [***] days prior written notice of its intent to commence an enforcement action; (d) Prism shall give CyOcx prompt written notice of its decision not to enforce or defend any of the Product Intellectual Property; and (e) Prism shall not enter into any settlement agreement or consent judgment, nor shall it make any material admission relating to validity or enforceability of any of the Product Intellectual Property or with respect to CyDex which would materially adversely effect CyDex without the prior written consent and approval of CyDex, which shall not be unreasonably withheld. In the event CyDex joins or is named as a party in any enforcement or defense action, CyDex shall have the right but not the obligation to retain separate counsel at its own expense. Any recovery of damages in any enforcement action by Prism involving the Product Intellectual Property shall be allocated as follows: (i) first, to the payment of attorney’s fees and other costs and expenses of the litigation; (ii) second, the amount that Prism is responsible for making any required payments to its sublicensees; (iii) third, the remainder to be divided between Prism and CyDex, with CyDex receiving an amount equal to the remainder multiplied by the Royalty rate applicable to Prism’s Net Sales in the most recent Royalty Payment Period. In the event [***] to [***] or [***] of the [***] or the [***], [***] the [***] the [***] to [***] or [***] at [***] , as the [***] be, and in the [***] to [***] or [***] and [***] to [***].

7.3 Procedure. Each Party, regardless of whether it joins in a legal action, agrees to reasonably cooperate with the other to assist in the prosecution or defense of any actions described in this Article 7. In addition to any other obligation set forth in this Agreement, each Party shall keep the other regularly informed on developments in any such action in which it

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participates or obtains information, if the other Party is not involved. With respect to the foregoing actions, each Party shall cooperate with each other in such a manner as to preserve in full (to the extent possible) the confidentiality of any of the other Party’s Confidential Information and the attorney-client and work-product privileges. In connection therewith, each Party agrees that: (i) the provisions of Article 14 shall apply to the production of Confidential Information, and (ii) all communications between any Party hereto and counsel responsible for participating in the defense of any third-party claim or with respect to any action regarding the Product Intellectual Property to the extent such action involves or impacts Prism’s right to develop, commercialize, market, manufacture, distribute, sell, offer for sale, import and/or export the Products in the Field in the Territory, shall, to the extent possible, be made so as to preserve any applicable attorney-client or work-product privilege.

8.	TRADEMARKS.

8.1 Licensee agrees to comply with any requirements established by Licensor concerning the style, design, display and use of the Licensed Trademarks; to use the registered trademark symbol ® with every use of the mark; and to submit in advance of its use advertising copy, labels, stickers or packaging to Licensor for approval, which shall not be unreasonably withheld.

8.2 When requested, Licensee agrees to send samples of advertising and promotional materials, as well as promotional and advertising materials bearing or sold under the Product Trademarks and any other documents which may permit Licensor to determine whether the services and trademark uses meet the standards, specifications and directions approved by Licensor.

8.3 Licensee agrees that ownership of the Product Trademarks and the goodwill relating thereto shall remain vested in Licensor both during the period of this Agreement and thereafter, and Licensee further agrees never to challenge, contest or question the validity of Licensor’s ownership of the Product Trademarks or any registrations thereof by Licensor.

8.4 Licensee agrees to inform Licensor of the use of any marks similar to the Product Trademarks and any potential infringements of Licensor’s mark which come to its attention.

8.5 Prism may use its own trademark(s), service marks, logos and trade dress for the marketing and sale of the Licensed Products, and it shall be solely responsible for the registration, maintenance, enforcement and defense of any such marks.

9.	FEES AND ROYALTIES.

9.1 In consideration of the rights and license granted pursuant to this Agreement, Prism shall pay to CyDex the following fees (“Fees”) upon the attainment of the milestones set forth in the table below:

a. A one-time Fee upon the [***]	[***]
b. A one-time Fee upon the [***]	[***]
c. A one-time Fee upon the [***]	[***]
d. A one-time Fee upon the [***]	[***]
e. A one-time Fee upon [***]	[***]

9.2 In addition to its payments of Fees pursuant to Section 9.1, Prism shall pay to CyDex royalties on Net Sales (“Royalty” or “Royalties”) commencing with the first commercial sale of a Licensed Product as follows:

a. Subject to the reduction set forth in (c) below, Royalty on annual Net Sales of the Licensed Products on the first [***], in total, paid to Prism during any calendar year:	[***]%
b. Subject to the reduction set forth in (c) below, Royalty on annual Net Sales of the Licensed Products totaling more than [***]paid to Prism during any calendar year:	[***]%
c. Notwithstanding anything to the contrary herein, at the time that there is no longer regulatory exclusivity in the United States, the Royalty on Net sales of the License Products shall be reduced [***].

9.3 Calculation of Royalties. All Royalties payable shall be calculated first in the currency of the jurisdiction in which payment was made, and then converted into U.S. dollars. The exchange rate for such conversion shall be the rate quoted in The Wall Street Journal on the last business day of the applicable Royalty Payment Period.

9.4 Royalty Payment Periods and Reports.

9.4.1 Prism shall pay Royalties to CyDex on a quarterly basis, measured by each calendar quarter, beginning with the [***] in [***] of [***] (“Royalty Payment Period(s)”). Prism shall pay Royalties in full within [***]days after the end each Royalty Payment Period. All Royalties and Fees shall be paid in U.S. dollars and directed to such addresses and payees as CyDex may designate in writing from time to time.

9.4.2 Whether or not Royalties are payable at the end of a Royalty Payment Period, Prism shall provide to CyDex within [***]days after the end of such Royalty Payment Period a written report (“Quarterly Royalty Report(s)”) summarizing the volume of sales of the Licensed Products in each jurisdiction, gross revenue paid to Prism on sale of the Licensed Products or other sublicense fees as set forth in Section 1.26.2, deductions to determine Net Sales thereof, Net Sales, and Royalties payable.

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9.5 Late Payments. Unpaid balances shall accrue interest, from the due date until paid, at a rate equal to the lesser of (i) the prime rate, as reported in The Wall Street Journal, on the date such payment is due, plus an additional [***] percent ([***]%) or (ii) the maximum rate permitted under applicable law.

9.6 Taxes. All amounts due under this Agreement are exclusive of any applicable taxes, including without limitation, sales, use, value-added, and withholding taxes, and Prism shall pay or withhold all such taxes as required by law. Notwithstanding the foregoing, any and all withholding taxes or similar charges assessable to Prism on Royalties or other amounts payable hereunder for sales in the Territory outside of the United States will be deducted from such amount due, will be paid by the payer to the proper taxing authority, and Prism shall use commercially reasonable efforts to obtain proof of payment of said tax, as well as any other documents or confirmations reasonably required by CyDex to recover any such withholding taxes or parts thereof from the proper tax authorities, and sent to CyDex as evidence of such payment.

9.7 Audit Rights. Licensee shall make and maintain for a period of at least [***] years records of its sales of Licensed Products, gross revenues paid to Prism on the sale of Licensed Products and deductions in calculating Net Sales. Licensor, at its expense, shall have the right to inspect, copy and audit (itself or through its representative, subject to a confidentiality agreement reasonably acceptable to Licensee) such books and records at the premises of Licensee during normal business hours, within [***]business days of notice to Prism of its request to conduct such an inspection or audit. CyDex may not exercise this right more than [***] in any [***] month period during the Term, and only [***] [***] within the [***] month period after this Agreement expires or is terminated. Prism shall provide reasonable cooperation in the conduct of any inspection or audit. In the event the audit shows an underpayment of more than [***] percent ([***]%) for any applicable Royalty Payment Period, Licensee shall pay Licensor the amounts underpaid. In addition, in the event the audit shows an underpayment of more than [***] percent ([***]%) for any applicable Royalty Payment Period, Licensee shall pay Licensor, in addition to the amounts underpaid, the reasonable third party costs of such audit. In the event the audit shows an overpayment of more than [***] percent ([***]%) for any applicable Royalty Payment Period, Licensor shall pay Licensee the amount of such overpayment less the reasonable third party costs of such audit (not to exceed the amount of the overpayment). Any amount discovered to be due under an audit shall not give rise to a right to terminate this Agreement for failure to make Royalty Payments if such deficiency is paid within [***]days of the audit report; provided, however, that if Licensee is not in agreement with the audit report, then the Parties shall resolve such dispute in accordance with Section 18.8 and this Agreement may not be terminable by Licensor for reasons of underpayment until the resolution of such dispute in Licensor’s favor.

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10.	PURCHASE AND SUPPLY OF CAPTISOL®.

10.1 Purchase of the Captisol®. During the Term, CyDex shall sell to Prism and/or its designee the [***].

10.2 Quality Control. CyDex shall perform routine quality control tests with respect to all Captisol® as required by the FDA, as requested in writing by Prism, or otherwise as CyDex deems necessary in accordance with its applicable policies, and [***]. CyDex shall permit Prism reasonable access to the copies of the records of such quality control tests performed on each lot or batch of Captisol®.

10.3 Captisol® Supply Agreement. The parties agree to negotiate in good faith a Supply Agreement for Captisol® (“Captisol® Supply Agreement”) which shall include terms addressing pricing, safety stock, supply failure procedures, rights and obligations and other normal and customary terms. The parties agree to enter into a definitive Captisol® Supply Agreement no later than [***].

11.	NOTICE OF SAFETY OR EFFICACY CONDITIONS:

11.1 Each Party shall promptly notify the other Party of its Knowledge of any fact, circumstance, condition or knowledge that bears on (i) the safety or efficacy of Captisol® or the Licensed Products or (ii) the safety of any of the Licensed Products. Each Party may use and disclose such information to the extent necessary to comply with law.

12.	WARRANTIES; DISCLAIMERS.

12.1 Representation and Warranties of Both Parties. Each Party represents, and warrants to the other Party that:

(a)	it is a corporation duly organized and validly existing under the laws of the state or country of its incorporation;

(b)	the execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all necessary corporate action of such Party;

(c)	the execution and delivery of this Agreement and the performance by such Party of any of its obligations under this Agreement do not and will not:

(i)

conflict with, or constitute a breach or violation of, any other contractual obligation to which it is a party, any judgment of any court or governmental body applicable to such Party or its properties, or, to such Party’s Knowledge, any statute, decree,

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order, rule or regulation of any court or governmental agency or body applicable to such Party or its properties, and

(ii)	require any consent or approval of any governmental authority or other person;

(d)	it will, to the best of its knowledge without undertaking a special investigation, disclose to the other Party any material adverse proceedings, claims or actions that arise that would materially interfere with that Party’s performance of its obligations under this Agreement.

12.1.1 Representations and Warranties of CyDex. CyDex, as an inducement to Prism to enter into this Agreement, represents, warrants or covenants to Prism, as applicable, as follows:

(a)	Right to License. CyDex owns or controls the Product Intellectual property and has full right, power and authority, free of any Encumbrance, to grant the License. As of the Effective Date, CyDex is not aware of any fact or circumstances that the Licensed Products are, in or with respect to the Territory, subject to any restrictions, covenants, licenses other than this Agreement, or judicial and administrative orders of any kind, which detract in any material respect from the value of the Licensed Products or the Product Intellectual Property, or which could interfere with the use thereof by Prism in the Territory as contemplated by this Agreement.

(b)	No Inability to Receive Approval. As of the Effective Date, CyDex is aware of no facts that would lead it to conclude that any of the Licensed Products will be unable to receive Approval or approval from any other Regulatory Authority; provided that clinical development and other regulatory requirements are completed in accordance with all applicable Laws, rules and regulations.

(c)	Clear Rights. As of the Effective Date, CyDex has not received any notice and has no Knowledge that (i) the rights to the Product Intellectual Property or the Licensed Products have been challenged or that there exists any reasonable basis for such a challenge in any judicial or administrative proceeding, or (ii) any person, entity or product has infringed or that any person or entity intends to infringe any patent rights encompassed by the Licensed Products or the Product Intellectual Property and applicable to the Licensed Products, or (iii) any patent rights or other intellectual property rights, including but not limited to rights of trademark, trade dress and copyright, have been infringed by CyDex in connection with the Licensed Products or will be infringed by Prism by virtue of exercising the License granted by this Agreement.

(d)	Intellectual Property Rights.

(i)	As of the Effective Date, Exhibit A contains a true and correct list of the Patents. The omission of any Patent from this definition shall not prejudice Prism’s right to such intellectual property pursuant to the License.

(ii)	Exhibit B contains a true and correct list of the Product Trademarks. The omission of any trademark from Exhibit B shall not prejudice Prism’s right to such trademark pursuant to the License. All of the Product Trademarks listed on Exhibit B as registered or filed have been duly registered in the Territory in the name of CyDex with the appropriate Governmental Entities and are in full force and effect.

(e)	CyDex has taken commercially reasonable precautions to protect the secrecy and confidentiality of the Product Intellectual Property, other than the Patents, Product Copyrights and Product Trademarks to the extent publicly known.

12.1.2 Litigation. As of the Effective Date, there is no suit, claim, action, investigation or proceeding pending or, to the Knowledge of CyDex, threatened against CyDex that relates to the Licensed Products or Product Intellectual Property, or challenges or seeks to prevent or enjoin the License. CyDex has no Knowledge of any settlements, court decisions or agreements involving any third party and existing on the Effective Date that would have a material adverse effect on the Licensed Products.

12.2 No Brokers. CyDex has not entered into any agreement, arrangement or understanding with any Person or firm which will result in the obligation of Prism to pay any finder’s fee, brokerage commission or similar payment in connection with the transactions contemplated hereby.

12.3 Disclaimer. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN THIS ARTICLE 12, NEITHER PARTY MAKES ANY REPRESENTATIONS OR GRANT ANY WARRANTIES, EXPRESS OR IMPLIED, AND EACH PARTY SPECIFICALLY DISCLAIMS ANY OTHER WARRANTIES, WHETHER WRITTEN OR ORAL, OR EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

13.	LIMITATION OF LIABILITY.

NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE, AND EXCEPT FOR THE PARTIES’ OBLIGATIONS TO INDEMNIFY AS SET OUT HEREIN AND EXCEPT FOR INFRINGEMENT OR VIOLATION OF THE OTHER PARTY’S PATENT OR OTHER INTELLECTUAL PROPERTY RIGHTS OR A PARTY’S BREACH OF ITS CONFIDENTIALITY OBLIGATIONS HEREUNDER, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT, UNDER ANY EQUITY, COMMON LAW, TORT, CONTRACT, ESTOPPEL, NEGLIGENCE, STRICT LIABILITY OR OTHER

THEORY, FOR ANY INCIDENTAL, SPECIAL, PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING BUT NOT LIMITED TO DAMAGES RESULTING FROM LOSS OF SALE, BUSINESS, PROFITS, OPPORTUNITY OR GOODWILL), EVEN IF A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF ANY OF THE FOREGOING DAMAGES.

14.	CONFIDENTIALITY.

14.1 The Parties anticipate that, in the course of their relationship in connection with this Agreement, they are likely to exchange Confidential Information. Each Party agrees to use the other’s Confidential Information only to exercise its rights and perform its duties pursuant to this Agreement.

14.2 Each Party agrees not to disclose the other’s Confidential Information to third parties without the other’s express prior, written consent, except that each may disclose the other’s Confidential Information:

14.2.1 to those of its employees, representatives and agents that it reasonably requires to have access to same in order to perform its obligations and/or exercise its rights under this Agreement, provided such employees, representatives or agents are bound by obligations of confidentiality comparable to those set forth in this Section 14; and

14.2.2 to the extent such disclosure is reasonably necessary in filing or prosecuting patent applications or complying with orders of any court, other Governmental Entity or arbitral body or with applicable laws or governmental regulations, provided that if a Party intends to make any such disclosure, it shall use reasonable efforts to give reasonable advance written notice to the other Party of such intended disclosure to permit such other Party to seek such protective orders or other similar relief as may be available in the circumstances.

14.3 Each Party agrees to safeguard the other’s Confidential Information against unauthorized use and disclosure with means at least as stringent as it employs to safeguard its own Confidential Information, and in no event with less than reasonable means.

14.4 The obligations of confidentiality in this Section 14 are in addition to and not in lieu of any confidentiality obligations the Parties may owe each other as a matter of underlying law, and the obligations herein shall survive the termination or expiration of this Agreement for so long as the information at issue continues to meet the definition of Confidential Information set forth in Section 1.6.

15.	INDEMNIFICATION AND INSURANCE.

15.1 Indemnification.

(a)	Indemnification by Licensor. Licensor shall indemnify and hold Licensee and its affiliates, officers, directors, employees, and agents harmless from and against any and all liability, damage, loss, cost (including reasonable attorneys’ fees) and expenses related to any third-party claims (“Losses”) to the extent arising from or in connection with:

(i)	Licensor’s breach of any representation, warranty, covenant or agreement contained in this Agreement; or (ii) any infringement or alleged infringement of intellectual property rights resulting from Licensee’s authorized use of the Product Intellectual Property; provided, however, that excluded from this Section 15.1(a) is any claim that is a result of willful misconduct or grossly negligent act of Licensee or breach by Licensee of this Agreement to the extent covered in Section 15.l(b)(i) below.

(b)	Indemnification by Licensee. Licensee, to the extent not caused by, related to or in any way connected with the acts of Licensor, shall indemnify and hold Licensor and its affiliates, officers, directors, employees, and agents harmless from and against any and all liability, damage, loss, cost (including reasonable attorneys’ fees) and expenses to the extent arising from or in connection with any third-party claims: (i) Licensee’s breach of any representation, warranty, covenant or agreement contained in this Agreement, or (ii) the development, manufacturing, use, handling advertising, promotion, marketing or sale of Licensed Products by Licensee or any sublicensee of its rights under this Agreement; provided, however, that excluded from this Section 15.1(b) is any claim that is a result of willful misconduct or grossly negligent act of Licensor or breach by Licensor of this Agreement to the extent covered in Section 15.l(a)(i) above and excluded from Licensee’s indemnification obligations under Section 15.l(b)(ii) are all matters to the extent covered by Licensor’s indemnities under Section 15.1(a).

15.2 Procedure.

15.2.1 In order for an indemnified party under this Article 15 (an “Indemnified Party”) to be entitled to any indemnification provided for under this Agreement, such Indemnified Party will, promptly following the discovery of the matters giving rise to any Loss, notify the indemnifying party under this Article 15 (the “Indemnifying Party”) in writing of its claim for indemnification of such Loss, specifying in reasonable detail the nature of such Loss and the amount of the liability estimated to accrue therefrom; provided, however, that failure to give such prompt notification will not affect the indemnification provided hereunder except to the extent the Indemnifying Party will have been actually prejudiced as a result of such failure. Thereafter, the Indemnified Party shall promptly deliver to the Indemnifying Party, at the Indemnifying Party’s expense, all information and documentation reasonably requested by the Indemnifying Party with respect to such Loss and the Indemnified Party shall cooperate fully with the Indemnifying Party, at the Indemnifying Party’s expense, in the defense of such claim.

15.2.2 If an Indemnified Party gives notice to the Indemnifying Party pursuant to Section 15.2.1, the Indemnifying Party shall control the defense and settlement of such third-party claim (unless the Indemnifying Party is also a person against whom the third-party claim is made and the Indemnified Party determines in good faith that joint representation would be inappropriate, in which case the Indemnified Party shall have the right to select separate counsel to participate in the defense of such action on its behalf, and the Indemnified Party shall bear the cost and expense of such separate defense, unless and to the extent the Parties otherwise agree or it is determined through arbitration hereunder that such costs and expense are or were required to be indemnified by the Indemnifying Party), with counsel selected by the Indemnifying Party that the Indemnified Party consents to as reasonably satisfactory, which consent shall not be unreasonably withheld. The Indemnifying Party shall not, so long as it diligently conducts the defense of such third party claim be liable to the Indemnified Party under this Article 15 for any fees of other counselor any other expenses with respect to the defense of such third party claim. No compromise or settlement of such third-party claim may be effected by either Party in a way that prejudices or adversely impacts the other Party without the other Party’s prior written consent, which consent shall not be unreasonably withheld. Notwithstanding the assumption by the Indemnifying Party of the defense of any third-party claim as provided in this Article 15, the Indemnified Party will be permitted to join such defense and to employ counsel at its own expense. If notice is given to an Indemnifying Party of the assertion of any third-party claim and the Indemnifying Party does not, within [***] days after the Indemnified Party’s notice is given, give notice to the Indemnified Party of its assumption of the defense of such third-party claim, the Indemnifying Party will be bound by any determination made in such third-party claim or any reasonable compromise or settlement effected in good faith by the Indemnified Party. Indemnified Party shall have the right to maintain the defense of such claim or action and the Indemnifying Party shall provide reasonable assistance to the Indemnified Party in the defense of such third party claim and to bear the reasonable cost and expense of such defense (including attorney’s and experts’ fees and expenses).

15.2.3 Notwithstanding the provisions of Section 18.8, the Parties each consent to the nonexclusive jurisdiction of any court in which a proceeding in respect of a third-party claim is brought by a third party either against Prism or CyDex for purposes of defense of such third party claim and each Party agrees that process may be served on it with respect to indemnification with respect to such third party claim in accordance with Section 18.12.

15.2.4 This Article 15 sets forth the Parties’ complete and sole obligations to indemnify one another for Losses arising from or connected with third party claims.

15.3 Insurance. Licensee shall procure and maintain during the term of this Agreement, commercial general liability insurance, in commercially reasonable amounts, and with the insurance carriers licensed to do business in the jurisdiction where Licensee is located; provided, however, that Licensee shall not be required to maintain product liability coverage so long as Licensed Products are not being sold or used with humans.

16.	PUBLICATION.

16.1 The Parties will consult with each other before issuing any press release or otherwise making any public statement or other disclosure with respect to this Agreement. Neither Party will issue any such press release or make any such public statement or other

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disclosure prior to receiving written approval from the other Party, unless compelled to do so under a regulatory or legal obligation.

16.2 From time to time, Prism may desire to publish or otherwise publicly announce the results of testing or from the research or development program involving any Licensed Products orally or in writing. CyDex shall not unreasonably withhold its consent to such publication or announcement.

17.	TERMINATION.

17.1 Termination.

17.1.1 Termination by Prism. Prism may terminate this Agreement at any time, without cause, by giving [***]days prior written notice thereof to CyDex.

17.1.2 Termination by CyDex. CyDex may terminate this Agreement if an NDA for any of the Licensed Products has not been submitted to the FDA on or before the [***] year anniversary of the Effective Date (the “Termination Date”); provided, however, that CyDex must give Prism written notice of such termination within [***]days after the Termination Date.

17.1.3 Termination by Either Party.

(a)	Either Party may terminate this Agreement upon a material or continuing breach of this Agreement by the other Party by giving [***]days prior written notice of termination, stating the claimed breach with specificity, and termination shall be effective as of the end of such [***]-day notice period unless the breach is then substantially cured or the breaching Party has commenced such actions necessary to cure the breach.

(b)	Either Party may terminate this Agreement immediately by giving written notice of termination in the event of a Default. Events of Default shall occur if the other Party: (a) makes or attempts to make an assignment for the benefit of creditors; (b) becomes the subject of voluntary or involuntary bankruptcy proceedings, and such proceedings are not dismissed within [***]days, or if this License or the rights hereunder are conveyed out of bankruptcy; or (c) is convicted of any criminal offense in connection with the business associated with the Licensed Products.

17.2 Effects of Termination or Expiration.

17.2.1 Upon termination or expiration, each Party shall return to the other all of the other’s Confidential Information that is capable of being returned, and destroy, in a manner that prevents undeletion, Confidential Information that is not capable of being transported.

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Except as otherwise provided herein, neither Party may use the other’s Confidential Information after termination or expiration of this Agreement. Notwithstanding anything to the contrary, Prism may retain and use original Confidential Information to the extent that it relates to or is connected with any intellectual property owned by Prism.

17.2.2 If requested by CyDex within [***]days of the termination of this Agreement pursuant to Section 17.1.1, Section 17.l.2, or by CyDex pursuant to Section 17.1.3, Prism shall:

(a)	[***] to the [***] or [***] the [***] of the [***], the [***] and the [***] ) to [***] and [***], as reasonably requested [***] , to the FDA or any other applicable Regulatory Authority assuming all obligations thereunder and such notices shall have an effective date that is [***]days after the date of termination of this Agreement (or such other date as may be agreed to by the Parties). The Parties shall coordinate with one another and shall send such notices simultaneously, and each Party shall deliver a copy of its such notice of the FDA or any other applicable Regulatory Authority to the other Party.

(b)	[***] to CyDex [***] and [***] including [***] and [***], relating to [***] and [***], and the [***] and [***] studies (including [***] and [***] ), [***] or [***] of the [***].

(c)	[***] to CyDex a [***] under [***] filed by Prism pursuant to Section [***] above, to make, have made, use, sell, offer to sell or import the Licensed Products.

(d)	at the option of CyDex, [***] to CyDex [***] as of the date of termination to any or all of the patents abandoned by CyDex and [***] to [***] pursuant to Section [***] above.

17.2.3 Upon termination of this Agreement, Prism shall have no further payment, management, development obligations with respect to the Licensed Products.

18.	MISCELLANEOUS.

18.1 Entire Agreement. This Agreement sets forth the entire agreement and understanding of the Parties on the subject matter herein, and it supersedes all prior agreements

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and understandings between the Parties with respect to its subject matter. No amendment or modification to this Agreement shall be effective unless in writing signed by an authorized representative of each Party.

18.2 Assignment. Neither Party may assign its rights or delegate its obligations under this Agreement without the express prior written consent of the other Party, except that either Party’s rights and obligations may succeed by operation of law to the surviving entity in a merger or consolidation in which it participates or to a successor of all or substantially all of either Party’s assets or stock. Any unauthorized assignment or transfer of this Agreement shall be void. Subject to the foregoing, the rights and liabilities of the Parties will bind and inure to the benefit of their respective successors, permitted assigns, insurers and reinsurers.

18.3 Relationship. The Parties are independent entities. Nothing contained in this Agreement or the Parties’ conduct hereunder shall be construed to create a relationship of partners, joint venturers, principal and agent or employer/employee. Neither Party shall have any right, power or authority, express or implied, to bind the other Party.

18.4 Survival.

18.4.1 The representations and warranties contained in Article 12 shall survive the execution and delivery of this Agreement and remain true during the Term, except with respect to those representations and warranties which are limited to the Effective Date or which otherwise are limited to a particular time or which refer to past actions, which shall be true as of the Effective Date.

18.4.2 Each Party’s covenants and agreements under this Agreement shall remain in effect only during the Term until performed by such Party, subject to any conditions to performance, discharge of the duty to perform and similar traditional contract interpretation principles.

18.4.3 Provisions of this Agreement that, by their nature, survive its termination or expiration shall so survive, including without limitation Sections 1 (Definitions), 17.2 (Effects of Termination or Expiration), 13 (Limitations), 14 (Confidentiality), 15.1-15.2 (Indemnity), and 18 (Miscellaneous Terms).

18.5 Severability. If any provision of this Agreement or portion thereof is finally held by a court of competent jurisdiction to be unenforceable, void, invalid, or otherwise contrary to law or equity, the Parties agree that such provision or portion thereof shall be reformed automatically as necessary to cure such defect, or if necessary to delete such provision or portion thereof, and that the remainder of this Agreement shall continue in full force and effect

18.6 Waiver. The observance of any provision of this Agreement may be waived (either generally or any particular instance and either retroactively or prospectively) only in a writing signed by both Parties. The failure of either Party to enforce its rights under this Agreement at any time for any period shall not be construed as a waiver of such rights.

18.7 Fees and Expenses. Each Party will bear all fees, costs and expenses incurred by it in respect of the negotiation, drafting and execution of this Agreement and the consummation of the transactions contemplated thereby, including without limitation the fees and disbursements of its legal, financial and other advisors and any and all filing fees incurred by each of them in connection with obtaining all required approvals from and submitting all required filing to, all governmental and other regulatory agencies.

18.8 Arbitration. Any controversy, dispute or claim arising out of, in connection with, or in relation to the interpretation, performance or breach of this Agreement, or any amount due hereunder, including, without limitation, any claim based on contract, tort or statute shall be settled as follows: The Management Committee shall initially meet to attempt to resolve disputes. If the Management Committee cannot resolve such disputes within [***]days after either Party requests such a meeting, then either Party may request that the chief executive officer of each Party meet to attempt to resolve such dispute. If the chief executive officers cannot resolve such disputes within [***]days after either Party requests such a meeting, then such controversy, dispute or claim shall be settled, solely and exclusively, by arbitration. Any arbitration pursuant to this Agreement shall be conducted in [***] before and in accordance with the then existing Commercial Dispute Resolution Procedures through the American Arbitration Association, using an arbitrator mutually selected by CyDex and Prism from a list of those designated by the American Arbitration Association or, if the Parties disagree, otherwise appointed by the American Arbitration Association. At any time, a Party may seek or obtain preliminary, interim or conservatory measures from the arbitrators or from a court. Any arbitration shall be final and binding. The findings shall be delivered in a written opinion with findings of facts based on the record. Any judgment upon any interim or final award or order rendered by the arbitrator may be entered by any State or Federal court having jurisdiction thereof. The Parties intend that any agreement pursuant hereto to arbitrate be valid, enforceable and irrevocable. Each Party in any arbitration proceeding commenced hereunder shall bear such Party’s own costs and expenses (including expert witness and attorneys’ fees) of investigating, preparing and pursuing such arbitration claim. Notwithstanding the foregoing, neither Party shall be bound to follow the dispute resolution process described in this Section 18.8 with respect to any dispute for which interim equitable relief from a court is necessary to prevent serious and irreparable injury to a Party.

18.9 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the state of Delaware, and without regard to its choice of law rules.

18.10 Headings. The headings used in this Agreement are for convenience only and are not to be used in interpreting the rights and obligations of the Parties under this Agreement.

18.11 Counterparts; Facsimile. This Agreement shall be effective upon full execution by facsimile or original, and a facsimile signature shall be deemed to be and shall be as effective as an original signature. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which taken together shall constitute one single agreement between the Parties.

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18.12 Notices. Any notice or other communication required or permitted to be given hereunder, shall be in writing and shall be deemed to be given when delivered by hand or commercial overnight courier service with tracking capabilities or sent by certified mail (return receipt requested), all of the foregoing costs and postage prepaid, to the Parties at the addresses set forth below, or such other address as a Party may specify for the other by written notice;

For CyDex: Attention: John M. Siebert Ph.D. President and CEO CyDex, Inc. 10513 W. 84th Terr. Lenexa, Kansas 66214	For Prism: Attention: Warren D. Cooper President and CEO Prism Pharmaceuticals, Inc 1150 First Ave., Suite 1050, King of Prussia, PA, 19406

copy to: Dinsmore & Shohl LLP Attn: Paul R. Mattingly, Esq. 1900 Chemed Center 225 East Fifth Street Cincinnati, Ohio 45202

18.13 Force Majeure. Neither Party hereto shall be held liable or responsible to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, which may include but not be limited to fire, floods, embargos, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God, omissions or delays in acting by any Governmental Entity (including the FDA and Regulatory Authorities) or the other Party hereto (collectively, “Force Majeure Event”).

18.14 Drafting. Each Party and its counsel has reviewed and had the opportunity to contribute to the drafting of this Agreement, and the rule of construction providing that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement. This Agreement shall be construed as drafted by both Parties.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be signed by their duly authorized representatives.

CYDEX, INC.		PRISM PHARMACEUTICALS, INC.

By:	/s/ John M. Siebert	By:	/s/ Warren D. Cooper
	John M. Siebert, Ph.D., President and CEO		Warren D. Cooper, President and CEO

Dated: 4 January, 2006		Dated: 1/4/2006

SCHEDULE 3.1

Initial Management Committee

Prism’s designees to the Management Committee:

Kathleen DeLawrence

Dan Cushing

Robert Falconer

CyDex’s designees to the Management Committee:

Jose Rodriguez

Jerry Mosher

EXHIBIT A

LICENSED PATENTS

EXHIBIT A

LICENSED PATENTS

Country	Patent Number	Application Number
[***]		[***]
[***]		[***]
[***]		[***]
[***]		[***]
[***]		[***]
[***]		[***]
[***]		[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]

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EXHIBIT B

TRADEMARKS

[***]

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

EXHIBIT C

REGISTRATIONS

[***]

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